SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2003

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

2950 Wilderness Place

Boulder, Colorado 80301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A

(Former name or former address, if changed since last report.)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

Sirna Therapeutics, Inc. (the “Company”) announced on September 9, 2003 that it had entered into a license agreement with the University of Massachusetts Medical School for its undivided interest in the seminal intellectual property on RNA interference (RNAi) technology covering short interfering RNA. The license covers the RNAi technology patent application filed by Tuschl et al., International PCT Publication No. WO 01/75164, which was jointly developed and is owned by the University of Massachusetts Medical School, Max-Planck Institute, Whitehead Institute and the Massachusetts Institute of Technology.

A copy of the press release issued by the Company on September 9, 2003 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K and the attached press release contain forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially. These risk factors include actions by the U.S. Food and Drug Administration, technological advances, ability to obtain rights to technology, ability to obtain and enforce patents, ability to commercialize and manufacture products and general economic conditions. These and additional risk factors are identified in the company’s Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by the Company on September 9, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2003

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ MARVIN TANCER
Name:	Marvin Tancer
Title:	Chief Financial Officer & Vice President of Operations

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on September 9, 2003.

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